UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GALENFEHA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	46-228339
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer Identification No.)
or Organization)

2705 Brown Trail, Suite 100
Bedford, Texas 76021
(Address of Principal Executive Offices)

2013 Employee Stock Compensation Plan
(Full Title of the Plan)

LaNell Armour
Galenfeha, Inc.
2705 Brown Trail, Suite 100
Bedford, Texas 76021
(Name and Address of Agent for Service)

(800) 280-2404
(Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Michael Stolzar, Esq.	Kyle L. Tingle
Karlen & Stolzar, LLP	Certified Public Accountants
445 Hamilton Avenue, Suite 1102	2145 East Warm Springs Road
White Plains, New York 10601	Las Vegas, Nevada 89120
Telephone: (914) 949-4600	Telephone: (702) 450-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

On August 26th, 2014, Galenfeha, Inc. (‘the Company”) resolved a Board meeting for a stock issuance pursuant to the Company’s 2013 Employee Stock Compensation Plan filed with the Securities and Exchange Commission on October 17, 2013. The foregoing 8,430,400 shares were issued for services rendered.

James Ketner	1,880,000
LaNell Armour	910,400
Trey Moore	1,880,000
Lucien Marioneaux, Jr.	1,880,000
Richard Owston	1,880,000

This Amendment does not modify any provision of the Original Registration Statement and no additional shares of the Company’s common stock are being registered pursuant to this Amendment.  The registration fees for the shares of the Company’s common stock to which the Original Registration Statement and this Amendment apply were paid at the time of the filing of the Original Registration Statement, therefore, no additional registration fees are required.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bedford, State of Texas, on the 8th day of September, 2014.

Galenfeha, Inc.

By:	/s/ James Ketner
James Ketner
President/CEO
Principal Financial Officer, Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENFEHA, INC.
Date: September 8th, 2014.
	By:	/s/ James Ketner
James Ketner
President/CEO/Director

	By:	/s/ Richard Owston
Richard Owston
Director

	By:	/s/ LaNell Armour
LaNell Armour
Secretary/Treasurer/Director

	By:	/s/ Trey Moore
Trey Moore
Director

	By:	/s/ Lucien Marioneaux
Lucien Marioneaux
Chairman

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bedford, State of Texas, on September 8th, 2014.

GALENFEHA, INC. STOCK COMPENSATION PLAN FOR EMPLOYEES, OFFICERS, AND DIRECTORS.

/s/ James Ketner
James Ketner, President/CEO